UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 17, 2010

TNP Strategic Retail Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-154975	90-0413866
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1900 Main Street, Suite 700
Irvine, California 92614
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 833-8252
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 17, 2010, Wendy J. Worcester resigned from her positions as the Chief Financial Officer, Treasurer and Secretary of TNP Strategic Retail Trust, Inc. (the “Company”), effective as of July 1, 2010.
     On June 17, 2010, the Company appointed Christopher S. Cameron to serve as the Company’s Chief Financial Officer, Treasurer and Secretary, effective as of July 1, 2010.
     Mr. Cameron, age 37, previously served from January 2008 to June 2010 as director of accounting and financial reporting at Cole Real Estate Investments, a national real estate investment company (“Cole”), where he focused on financial tracking and reporting systems, external audit examinations and broker-dealer due diligence reviews. Mr. Cameron also served as Manager of Financial Reporting at Cole from August 2004 to December 2007. Prior to joining Cole in 2004, Mr. Cameron worked at Deloitte & Touche, LLP for four years as a senior accountant serving large public and private entities.
Item 8.01  Other Events.
     On June 22, 2010, the Company distributed a press release announcing the appointment of Mr. Cameron as the Company’s Chief Financial Officer, Treasurer and Secretary. A copy of the press release, which is incorporated herein in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 22, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.
Date: June 24, 2010	By:	/s/ Wendy J. Worcester
Wendy J. Worcester
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 22, 2010